Exhibit 10.1

NEITHER THE COMMON STOCK NOR THE UNDERLYNG COMMON SHARES FOR THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THE COMMON STOCK NOR THE WARRANTS MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT. INVESTMENT IN THE COMMON STOCK AND WARRANTS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION".

THE OFFERING IS BEING MADE SOLELY TO "ACCREDITED INVESTORS", AS SUCH TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR FOREIGN RESIDENTS UNDER REGULATION S. NEITHER THE UNITS OR THE SHARE SHARES OF COMMON STOCK UNDERLYING SUCH UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION AND WILL ONLY BE OFFERED AND SOLD IN RELIANCE ON AVAILABLE EXEMPTIONS THEREFROM

THE SHARES AND WARRANTS OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR EQUIVALENT AUTHORITIES OF ANY OTHER JURISDICTION NOR HAVE ANY SUCH AUTHORITIES PASSED UPON, CONFIRMED OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR THE ADEQUACY OF THIS MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

STW Resources Holding Corp, a Nevada corporation (the "Company") hereby offers (the "Offering") up to 5,000,000 units (the "Units"), each unit consisting of one share of common stock, par value $0.001 per share and one common stock purchase warrant exercisable at $0.20 per share.  Each Unit is offered for sale at a price of $0.08, on a "best efforts" basis to selected, qualified investors during an offering period expiring on December 31, 2013 (the "Offering Period"). Each Warrant entitles the holder to purchase one share of Common Stock from the Company at an exercise price of $0.20 per share and is exercisable for a period of two (2) years. The Company reserves the right to terminate the Offering at any time.  A minimum of $25,000 is necessary to participate in this Offering, subject to smaller investments with the consent of the Company.  All proceeds from this offering will capitalize ongoing administrative expenses for the company.

STW Resources Holdings Corp.
SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of _________________ 2013, between STW Resources Holdings Corp.(the “ Company”), and _________________ (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to buy from the Company, ____________ Units at a purchase price of $0.08 per Unit, with said Units consisting of ___________ shares (the “Shares”) of restricted common stock, par value of $.001 (the “Common Stock”), of STW Resources Holding Corp. and ___________ Warrants for the purchase of the Company’s Common Stock at $0.20 per share (the "Warrants").

NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

1.           PURCHASE AND SALE OF UNITS (SHARES AND WARRANTS)

1.111           Purchase of Units (Shares and Warrants).   Subject to the terms and conditions set forth herein, Purchaser hereby subscribes for and agrees to purchase ______ Units from the Company for an aggregate consideration of $________________ (the “Purchase Price”), and the Company hereby agrees to sell, assign, transfer and deliver to Purchaser, __________ Shares plus, in conjunction with the issuance of the Shares, the Company shall issue to Purchaser a Warrant to purchase up to ___________________ shares of Common Stock (the "Warrant Shares," together with the Shares, the "Securities") at an exercise price of $0.20 and a maturity date of two years from the date of Purchaser’s closing on purchase of the Units.

1.2           Closing Date. The closing of the transactions contemplated hereby shall take place on a rolling close basis. The offering period and final closing date will be no later than 10:00 a.m. EST, on December 21, 2013, or at such other location, date and time, as may be agreed upon between Purchaser and the Company, or by facsimile or other electronic means (such closing being called the “Closing” and such date and time being called the “Closing Date”).

1.3           Delivery.  At the Closing, (i) the Company shall deliver to Purchaser or its designee a stock certificate or stock certificates registered solely in Purchaser’s name representing the Shares or sufficient evidence that the Shares have been delivered by electronic transfer within 20 days (ii) the Purchaser shall deliver the Purchase Price in connection with this transaction, by wire transfer of immediately available funds to the account designated in Exhibit A.

22.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that:

2.1           Authorization.  The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the the Company in connection with the consummation of the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification contained herein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

2.2           No Conflict.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or his properties or assets.  Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transaction contemplated hereby, will result in the imposition of any security interest upon the Shares.

2.3           Title to Shares. the Company owns beneficially and of record, and has good and indefeasible title to, the Shares, free of all security interests, pledges, charges, liens, or encumbrances of any kind.  the Company did not acquire any of the Shares in violation of any preemptive right of any person.

2.4           Securities Compliance and Restricted Shares. The Shares were acquired by the Company in a transaction that complies with all applicable federal and state securities laws and regulations under Rule 144.  All shares are restricted in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended.

2.4           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act..

33.           REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

3.1           Organization. Purchaser is an individual, and not a corporate entity or a trust.

3.2           Authority. Purchaser has the authority, as an individual, necessary for the authorization, execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification contained herein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

3.3           Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms that the Units to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

3.4           Purchaser Status. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Purchaser has truthfully and accurately completed the Investor Questionnaire requested in this Agreement, which is hereby incorporated by reference, and will submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.5           Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

3.6           Ability to Bear Risk. Purchaser understands and agrees that purchase of the Units is a high risk investment and Purchaser is able to afford and bear an investment in a speculative venture having the risks and objectives of the Company, including a risk of total loss of such investment. Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration(s) are available.

3.6           Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Offering of the Units with the Company’s management and has had an opportunity to review the Company’s business and has received satisfactory answers to all of his/her questions and inquiries. The Purchaser has had access to the Company's current and periodic reports filed with the U.S. Securities and Exchange Commission, and has reviewed sufficient information to allow him/her to evaluate the merits and risks of his/her investment in the Units.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.7.           No other documents. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in this Agreement or as contained in documents so furnished to the Purchaser or its Advisors, if any, by the Company in writing.  The Purchaser specifically represents that it has not received an offering memorandum or similar document related to the Company, its business or further describing the details of this offering of the Units.

3.7           Restricted Securities. Purchaser understands that neither the Shares nor Warrant Shares have been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.8           No Public Market. Purchaser understands that no public market now exists for the Units or the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.9           Legends. Purchaser understands that the Securities and the Warrants may be notated with one or all of the following legends:

(a)
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the stock certificate, instrument, or book entry so legended.

3.10           No General Solicitation. The Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement..

3.12           Exculpation Among Purchasers. Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Purchaser agrees that Purchaser is not liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Units.

44.           CONDITIONS PRECEDENT TO CLOSING

44.11           Conditions to Obligations of Purchaser.  Purchaser’s obligation to purchase the Shares pursuant to this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Company under Section 2 of this Agreement shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to Purchaser in writing.

(b)           No Order Pending.  There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

(c)           Delivery of Stock Certificates. The Company shall have delivered a stock certificate or stock certificates representing the Shares.

(d)           Agreements, Conditions and Covenants.  The Company shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

44.22           Conditions to Obligations of The Company.  The Company’s obligation to sell and transfer the Shares pursuant to this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Purchaser under Section 3 of this Agreement shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

(b)           No Order Pending.  There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

(c)           Agreements, Conditions and Covenants.  Purchaser shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be formed or complied with by it on or before the Closing Date.

55.           COVENANTS

5.1           Both parties hereby acknowledge and covenant that:

(a) Each of us may be, and both are proceeding on the assumption that each of us are, in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the “Non-Public Information”), which is not or may not be known to either party and that none of us have disclosed to the other party;

(b) Purchaser is voluntarily assuming all risks associated with the purchase of the Shares and expressly warrants and represents that (x) none of us have made, and Purchaser disclaims the existence of or its reliance on, any representation by any of us concerning the Company or the Shares and (y) Purchaser is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the purchase of the Shares, and therefore has no claims against any of us with respect thereto;

(c) if any such claim may exist, Purchaser, recognizing its disclaimer of reliance and each of our reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against any of us or any of our respective partners, representatives, agents or affiliates; and

(d) none of us shall have liability, and Purchaser waives and releases any claim that it might have against any of us or any of our respective partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on our knowledge, possession or nondisclosure to Purchaser of the Non-Public Information.

(e) we are each relying upon the above acknowledgements and representations contained in this Agreement as a condition to entering into the transaction contemplated by this Agreement.

5.2           The parties will use their reasonable best efforts to complete the transactions contemplated hereby no later than December 31, 2013.  At Closing, the parties will deliver such documentation as may be reasonably requested by the other party’s counsel to effect the transactions contemplated herein.

5.3           Until the earlier of the termination hereof, the Closing, or the mutual written agreement of the parties, the parties agree as follows:

(a) Each party shall keep confidential any information obtained in connection with the transactions contemplated herein, unless such information has been rightfully obtained from a third party or is generally available to the public. In the event that public disclosure is required to be made by any regulation or law, or by any regulatory filing in connection with the transactions contemplated herein, such disclosure shall be agreed by all parties, including, without limitation, approval as to form and content.

(b) The Company shall provide Purchaser and its representatives with access to financial and other information relating to Company as may be reasonably necessary in order for Purchaser to make informed decisions as to the viability of the business arrangements contemplated herein.

6.           MISCELLANEOUS

6.11           Representations and Warranties. The representations and warranties of the Company and Purchaser shall survive the Closing and delivery of the Securities and the Warrants.

6.2           Indemnification. Purchaser agrees to indemnify and hold harmless the Company and each director, officer or agent thereof from and against any and all losses, damages, liabilities and expenses arising out of or in connection with any breach of, or inaccuracy in, any representation or warranty of the undersigned, whether contained in this Agreement or otherwise.

6.2           Waiver, Amendment.  Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

6.3           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Company or Purchaser without the prior written consent of each other party.

6.4           Section and Other Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.5           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to principles of conflicts of laws thereof.

6.6           Counterparts.   This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

6.7           Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a)	if to Purchaser:

Name: ______________________________

Address: ____________________________________

_____________________________________

(b)	if to The Company:

STW Resources Holding Corp.
Attn:  Stanley Weiner, CEO

6.9           Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

6.10.           Additional Disclosures:  (a) It is possible that some of the purchasers of Units will be sourced through registered brokers, and if so, such registered brokers may be paid commissions of up to 8% of the amount(s) invested; and (b) Paul DiFrancesco, a Director of the the Company is affiliated with registered broker which may source one or more purchasers of Units.

        6.11           Entire Agreement. This Agreement (including the Exhibits hereto), the Warrant and the Investor Questionnaire constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

6.15           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the date first written above.

          NAME: __________________________
Purchaser

By:______________________________

                      STW RESOURCES HOLDING CORP.

By: ______________________________
                 Name: Stanley Weiner
                 Title: CEO